Exhibit 99.1

2901 Patrick Henry Drive Santa Clara, CA 95054 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com
Echelon Reports First Quarter 2016 Results

Santa Clara, Calif., May 5, 2016 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the first quarter ended March 31, 2016.

“During the first quarter we continued our multi-quarter pivot towards the dynamic intelligent lighting systems market and are starting to see some positive signs of customer traction with our multi-vendor, multi-application ‘connect anything anywhere’ platform,” said Ron Sege, Chairman and CEO of Echelon. “While revenue this quarter was at the low end of our guidance, we have the lowest cost structure we have seen in years, a significantly retooled salesforce and an accelerating pace of product innovations based on our 25 year heritage in control networking. We continue to believe we are focused on the right markets with the right offerings at the right time.”

Financial Highlights

•	Revenues: $8.6 million

•	Operating expenses reached their lowest level in at least 10 years, down 27% (21% non-GAAP) from a year ago

•	GAAP Net Loss: $953,000; GAAP Net Loss per Share: $0.22

•	Non-GAAP Net Loss: $1.2 million; Non-GAAP Net Loss per Share: $0.27

•	Cash & investments of $23.7 million

•	Cash burn of $2.4 million compared to $4.0 million a year ago

•	Tax Benefit Preservation “382” Plan adopted to protect the Company’s ability to use its significant net operating losses to offset future tax liabilities.

Revenues were $8.6 million in the first quarter, down from $9.6 million in the previous quarter due to sales force transitions and scheduling delays for some of our larger lighting projects. Revenues were $9.9 million in the same period a year ago. Our embedded systems business continued its long-term decline, which was more pronounced this quarter in part due to one-time events.

GAAP gross margin in the first quarter was 55.6% compared with 57.0% in the first quarter of 2015 and 57.3% in the fourth quarter of 2015 predominantly due to product mix and lower revenue levels.

Total operating expenses for the quarter decreased to $5.6 million from $7.6 million year over year due to ongoing cost reduction initiatives including right-sizing of facilities. The sequential decrease from $11.3 million was largely due to the impact of a one-time, non-cash goodwill impairment charge of $5.7 million taken in the fourth quarter of 2015.

GAAP net loss for the first quarter was $953,000 or $0.22 per share, compared with a net loss of $1.4 million, or $0.32 per share in the same period last year, and a net loss of $5.6 million, or $1.27 per share in the previous quarter.

Non-GAAP net loss for the first quarter was $1.2 million, or $0.27 per share, compared with non-GAAP net loss of $1.3 million, or $0.29 per share for the first quarter of 2015, and $293,000, or $0.07 in the previous quarter. The sequential increase in non-GAAP net loss resulted from lower revenue levels and an increase in foreign currency translation losses.

Project Highlights

The following activity is indicative of customer interest we are seeing in the marketplace for our solutions. Pilot deployments may lead to larger revenue streams but timing and amounts are uncertain:

•
Phase two of the Cambridge, MA lighting project to retrofit the city’s remaining 2,000+ decorative fixtures using a variety of LED fixtures is underway using the Lumewave™ by Echelon adaptive control system, allowing for a combination of wireless and power line carrier communications. Combined with the approximately 5,000 fixtures networked in 2015, we believe Cambridge is the first city in the US to have “border-to-border” intelligent lighting installed and operating. Multiple zones across the City allow for tailored dimming schedules to meet citizen and safety needs.

•
Our project to install another border-to-border city-wide intelligent lighting network in Bellingham, WA is nearing completion. This system is connecting 3,615 streetlights, with wireless technology on roadway lights and ‘invisible’ powerline communication on highly-visible decorative luminaries.

•	We have begun a lighting pilot for a city of 86,000 in the Midwest that includes our innovative powerline RF gateway for powerline and RF communications.

•	We have received an order and expect to begin a lighting pilot for parking lots and garages in a city of more than 1 million residents in Canada, in the summer.

•	We have received an order and expect to begin a lighting pilot for in a city of almost 100,000 residents in the Pacific Northwest, also this summer.

•	We expect to be deploying a city-wide intelligent lighting system in Vadnais Heights, MN this summer.

•	We completed a successful adaptive lighting parking garage pilot at a Silicon Valley Fortune 100 company HQ.

•	In our embedded business we had multiple design wins including in control applications for supermarket refrigeration and gas pump card readers.

Product Highlights

This quarter we introduced a number of enhancements to our scalable, multi-protocol, sensor-enabled lighting control platform managed through an open Central Management Software platform:

•	Cloud and enterprise central management system (CMS)

◦
The LumInsight 1.01 platform can now support a range of applications from simple room-level regulatory compliance to enterprise-wide monitoring and control of lighting systems to strategic applications as a public cloud service.

◦

•	Multi-protocol, multi-technology gateways

◦
The Lumewave™ Powerline-RF Gateway was introduced to customers in the fall. This next-generation outdoor lighting control solution seamlessly integrates two of the most widely used lighting control connectivity technologies, power line and wireless, to provide flexibility, reduce deployment costs and ease maintenance.

◦	Lumewave Gateway & Base Station 2.0 is a smaller, new Gateway and Base Station based on a Linux platform that is available for Ethernet or Cellular for either LAN or WWAN communications.

◦
Echelon SmartServer 2.2 SP4 is Echelon’s controller/gateway that combines features required for lighting control and building automation. This release introduces the Outdoor Lighting System (OLS) modules on the SmartServer to enhance outdoor lighting applications and provide richer capabilities for ESCO’s.

•	End controller nodes

◦
Lumewave EMB 900 is a new Lumewave RF end node controller for parking garages lights and other related fixtures. Models are available with integrated coax and antenna that install within the fixture and models that mount on the side or bottom/top of fixtures.

◦
Lumewave Top900 480 volt is a versatile RF lighting controller that supports a wide range of voltages (100-480 volt) with one stock-keeping unit. This simplifies ordering, design and installation for partners and customers.

◦	Lumewave Top900 868 Mhz lighting controller demo kits are now available for our European customers to test the viability of RF products for Echelon’s European customers.

Sales & Marketing Highlights

•
We announced the appointment of Rick Schuett as Senior Vice President of Worldwide Sales. Schuett brings more than 20 years of leadership, core lighting experience, and proven sales success to the Echelon team. Rick will drive the Company’s go-to-market strategies in both the lighting and the LonWorks-based embedded systems business.

•
At the recently-completed Lightfair International, among the world’s largest annual architectural and commercial lighting trade show, the Company showcased our new LumInsight CMS and our Lumewave Powerline-RF Gateway. Judging from interactions at the booth, interest in networking and control solutions is increasing significantly in the industry. The Powerline-RF gateway received a “Top 10 Must See” award from the well-respected Edison Report.

•
We announced that we joined the Smart Lighting Engineering Research Center at Rensselaer Polytechnic Institute to support and participate in the institute’s pursuit of the study and commercialization of transformational smart lighting systems.

Other updates

•	The Company has adopted an inducement plan to enable it to continue to attract top talent as it executes its business plan.

Outlook

Echelon’s guidance for the second quarter of 2016 is as follows:

•	Total revenues are expected to be $7.5 million to $7.9 million, reflecting the previously-announced reductions in revenues from Enel

•	Non-GAAP gross margin is expected to be in a range of 55% to 57%

•	Operating expenses are expected to be in a range of $5.6 million to $5.9 million

•	Non-GAAP loss per share is expected to be between $0.26 and $0.40, based on 4.4 million fully diluted weighted average shares outstanding

•	GAAP loss per share is expected to be between $0.31 and $0.46 per share

Use of Non-GAAP Financial Information

Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.
Echelon’s management uses certain non-GAAP financial information, namely operating results from continuing operations excluding restructuring charges, litigation charges, impairment charges, the impact of stock-based compensation charges made in accordance with ASC 718 (formerly SFAS 123R), as well as certain other non-routine charges, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes these charges (and the related tax impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.
About Echelon Corporation

Echelon Corporation (NASDAQ: ELON), a pioneer in developing open-standard control networking platforms, delivers elements necessary to design, install, monitor and control industrial-strength ‘communities of devices’ within the lighting, building automation, Internet of Things and related markets worldwide. Echelon sells its lighting products under the Lumewave by Echelon brand and its building automation and other IIoT-related products as part of its IzoT™ platform. With more than 100 million Echelon-powered devices installed worldwide, Echelon helps its customers easily and safely migrate existing control systems to the most modern platforms, while bringing new devices and applications into an ever-growing global Industrial Internet. Echelon helps its customers reduce operational costs, enhance satisfaction and safety, grow revenues and perform better in both established and emerging markets. More information about Echelon can be found at http://iiot.echelon.com, or www.echelon.com and at the company's blog at blog.echelon.com.

Echelon and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.
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Risk Factors Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby. Echelon advises caution in reliance on forward-looking statements. Forward looking statements include, without limitation, the Company’s opportunities for future growth, and the Company’s guidance for the second quarter of 2016. Actual results could differ materially from those projected in forward-looking statements as a result of a number of risks and uncertainties. Such risks and uncertainties, include, but are not limited to, risks associated with the continued development and growth of markets for Echelon's products; failure to achieve revenue estimates or maintain expense controls; circumstances that may delay the time frame for achieving our business outlook; the risk of competition that may arise as the market develops or through consolidations in the industry, the timely development of Echelon's products and services and the ability of those products and services to perform as designed and meet customer expectations; success of the pilot programs and that the pilot programs will result in follow-on orders; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for its products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in Echelon's SEC filings. The discussion of risk factors are detailed in the Company’s filings with the Securities and Exchange Commission, including reports on its most recently filed Form 10-K and Form 10-Q. The financial information presented in this release reflects estimates based on information that is available to us at this time. Actual results, events and performance may differ materially. Echelon undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in Echelon's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Investor Relations Contacts:
Annie Leschin
StreetSmart Investor Relations
+1 (415) 775-1788
annie@streetsmartir.com

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$5,288	$7,691
Restricted investments	1,401	1,401
Short-term investments	16,993	16,978
Accounts receivable, net	4,219	4,030
Inventories	3,327	2,893
Deferred cost of goods sold	1,086	1,122
Other current assets	1,071	1,109
Total current assets	33,385	35,224
Property and equipment, net	535	595
Other long-term assets	2,181	2,227
	$36,101	$38,046
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,403	$2,267
Accrued liabilities	1,475	2,885
Deferred revenues	3,270	3,359
Total current liabilities	7,148	8,511
Long-term liabilities	713	614
Total stockholders’ equity	28,240	28,921
	$36,101	$38,046

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Revenues	$8,647	$9,868
Cost of revenues (1)	3,837	4,244
Gross profit	4,810	5,624
Operating expenses:
Product development (1)	2,240	2,612
Sales and marketing (1)	1,313	2,188
General and administrative (1)	1,999	2,821
Total operating expenses	5,552	7,621
Loss from operations	(742)	(1,997)
Interest and other income (expense), net	(205)	838
Interest expense on lease financing obligations	—	(252)
Loss before provision for income taxes	(947)	(1,411)
Income tax (benefit)/ expense	6	13
Net loss	$(953)	$(1,424)

Basic and diluted net loss per share	$(0.22)	$(0.32)

Shares used in computing net loss per share:
Basic	4,417	4,395
Diluted	4,417	4,395

(1) Amounts include stock-based compensation costs as follows:
Cost of revenues	$42	$(41)
Product development	46	99
Sales and marketing	(109)	(83)
General and administrative	98	182
Total stock-based compensation expenses	$77	$157

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)
An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended
	March 31,
	2016	2015
GAAP net loss	$(953)	$(1,424)

Stock-based compensation	77	157
Adjustment to contingent consideration	(318)	—
Total non-GAAP adjustments to earnings from operations	(241)	157
Income tax effect of reconciling items	—	—
Non-GAAP net loss	$(1,194)	$(1,267)
Non-GAAP net loss per share:
Diluted	$(0.27)	$(0.29)
Shares used in computing net loss per share:
Diluted	4,417	4,395

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Cash flows provided by (used in) operating activities:
Net loss	$(953)	$(1,424)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	144	601
Increase in allowance for doubtful accounts	—	37
Increase in accrued investment income	(11)	(8)
Stock-based compensation	77	157
Adjustment to contingent consideration	(318)	(101)
Change in operating assets and liabilities:
Accounts receivable	(189)	(136)
Inventories	(433)	87
Deferred cost of goods sold	40	(22)
Other current assets	41	(231)
Accounts payable	113	(1,459)
Accrued liabilities	(904)	14
Deferred revenues	(131)	141
Deferred rent	109	(9)
Net cash used in operating activities	(2,415)	(2,353)

Cash flows provided by (used in) investing activities:
Purchases of available‑for‑sale short‑term investments	(3,992)	(3,991)
Proceeds from maturities and sales of available‑for‑sale short‑term investments	4,000	4,000
Change in other long‑term assets	—	16
Capital expenditures	(5)	(113)
Net cash provided by (used in) investing activities	3	(88)

Cash flows provided by (used in) financing activities:
Principal payments of lease financing obligations	—	(587)
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units and upon exercise of stock options	(1)	(104)
Net cash used in financing activities	(1)	(691)

Effect of exchange rates on cash:	10	(851)

Net change in cash and cash equivalents	(2,403)	(3,983)
Cash and cash equivalents:
Beginning of period	7,691	13,340
End of period	$5,288	$9,357